EXHIBIT 21


               CHIQUITA BRANDS INTERNATIONAL, INC.
                          SUBSIDIARIES


     As of March 1, 1995, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                    Percent of
                                             Voting Securities
                                   Organized          Owned by
                                   Under Laws ofImmediate Parent

Chiquita Brands, Inc.              Delaware               100%
  American Produce Company         Delaware               100%
  Banana Supply Co., Inc.          Florida                100%
  California Day-Fresh Foods, Inc. California             100%
  Caribbean Enterprises, Inc.      Delaware               100%
     Great White Fleet, Ltd.       Bermuda                100%
       BVS Ltd.                    Bermuda                100%
       CDV, Ltd.                   Bermuda                100%
       CDY, Ltd.                   Bermuda                100%
       CKQ, Ltd.                   Cayman Islands         100%
       CRH Shipping, Ltd.          Bermuda                100%
       Danfund Ltd.                Bermuda                100%
       Danop, Ltd.                 Bermuda                100%
       DSF, Ltd.                   Bermuda                100%
       Elke Shipping Limited       Bermuda                100%
       GPH, Ltd.                   Bermuda                100%
       NCV, Ltd.                   Bermuda                100%
       Norvel, Ltd.                Bermuda                100%
  Chiquita Brands Company, North America
Delaware                           100%
     CB Containers, Inc.           Delaware               100%
     OV Containers, Inc.           Delaware               100%
  Chiquita Citrus Packers, Inc.    Delaware                80%
  Chiquita Europe, B.V.            Netherlands            100%
     Chiquita Banana Company, B.V. Netherlands            100%
       Chiquita Italia, S.p.A.     Italy                  100%
     Chiquita Finland Oy           Finland                100%
     Chiquita Norge AS             Norway                 100%
     Chiquita Packaged Foods, B.V. Netherlands            100%
     Chiquita Sweden AB            Sweden                 100%
     Chiquita Tropical Fruit Company, B.V.
Netherlands                        100%
                                                   (Continued)
PAGE
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                                               EXHIBIT 21 (Cont.)


                                                    Percent of
                                             Voting Securities
                                   Organized          Owned by
                                   Under Laws ofImmediate Parent

  Chiquita Frupac, Inc.            Delaware               100%
  Chiquita International Trading Company              Delaware
100%
     Chiquita International Limited
Bermuda                            100%
       Chiquita Brands South Pacific Limited         Australia
100%
       Exportadora Frupac Limitada Chile                  100%
     M.M. Holding Ltd.             Bermuda                100%
  Chiquita Tropical Products Company
Delaware                           100%
     Chiquita Gulf Citrus, Inc.    Delaware               100%
  Chiquita Ventures, Inc.          Delaware               100%
  Chiriqui Land Company            Delaware               100%
  Compania Agricola del Guayas     Delaware               100%
  Compania Agricola de Rio Tinto   Delaware               100%
  Compania Frutera de Sevilla      Delaware               100%
  Corpofinanzas, S.A.              Costa Rica             100%
  Friday Canning Corporation       Wisconsin              100%
  Maritrop Trading Corporation     Delaware               100%
  Polymer United, Inc.             Delaware               100%
  Progressive Produce Corporation  Ohio                   100%
  Tela Railroad Company            Delaware               100%
  United Brands Japan, Ltd.        Japan                   95%
Compania Numar, S.A.               Costa Rica             100%
Compania Palma Tica                Delaware               100%
  Compania Bananera Atlantica Limitada
Costa Rica                         100%
  Compania Mundimar, S.A.          Costa Rica             100%
Polymer United G.C., Inc.          Delaware               100%
John Morrell & Co.                 Delaware               100%
United Brands Food Ventures, Ltd.  Delaware               100%
  Solar Aquafarms, Inc.            California              78%
United Marketing, S.A.             Delaware               100%

  The names of approximately 500 wholly-owned subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 170 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary.
The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.
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